Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)
Steven Finklea
U.S. Bank National Association
5555 San Felipe Street, Suite 1150
Houston, Texas 77056
(713) 235-9208
(Name, address and telephone number of agent for service)
Newfield Exploration Company
(Issuer with respect to the Securities)

Delaware (State or other jurisdiction of incorporation or organization)	72-1133047 (I.R.S. Employer Identification No.)

363 North Sam Houston Parkway East, Suite 2020 Houston, Texas	77060
(Address of Principal Executive Offices)	(Zip Code)
Subordinated Debt Securities
(Title of the Indenture Securities)

FORM T-1
Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.
b)	Whether it is authorized to exercise corporate trust powers.
Yes
Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2007 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, State of Texas on the 25th of April, 2008.

By:	/s/ Steven Finklea
Steven Finklea
Vice President

By:	/s/ Kevin Roberson
Kevin Roberson
Vice President

Exhibit 6
CONSENT
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: April 25, 2008

By:	/s/ Steven Finklea
Steven Finklea
Vice President

By:	/s/ Kevin Roberson
Kevin Roberson
Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 12/31/2007
($000’s)

12/31/2007
Assets
Cash and Balances Due From Depository Institutions	$9,024,655
Securities	39,255,677
Federal Funds	4,047,600
Loans & Lease Financing Receivables	152,471,755
Fixed Assets	2,646,126
Intangible Assets	11,878,619
Other Assets	13,435,071

Total Assets	$232,759,503

Liabilities
Deposits	$138,532,653
Fed Funds	13,357,453
Treasury Demand Notes	0
Trading Liabilities	441,993
Other Borrowed Money	42,507,172
Acceptances	0
Subordinated Notes and Debentures	7,697,466
Other Liabilities	7,475,923

Total Liabilities	$210,012,660

Equity
Minority Interest in Subsidiaries	$1,546,263
Common and Preferred Stock	18,200
Surplus	12,057,586
Undivided Profits	9,124,794

Total Equity Capital	$22,746,843

Total Liabilities and Equity Capital	$232,759,503
To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.
U.S. Bank National Association

By:	/s/ Steven Finklea
Vice President
Date: April 25, 2008

5